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                                                                    Exhibit 11.1

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  Exhibit 11.1
                        Computation of Earnings Per Share
                                   (Unaudited)

                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                     SEPTEMBER 25,    September 26,    SEPTEMBER 25,   September 26,
(In thousands, except per share data)                   1999             1998              1999             1998
                                                        ----             ----              ----             ----
Net income                                             $  837           $  533           $  704           $1,398
                                                       ======           ======           ======           ======
Shares:
  Basic - Weighted average common shares
    Outstanding                                         5,559            6,164            5,565            6,285
  Dilutive effect of outstanding options and
    Warrants as determined by the treasury
    stock method                                           97                2               24               11
                                                       ------           ------           ------           ------
  Dilutive - Weighted average common and
    Common equivalent shares outstanding                5,656            6,166            5,589            6,296
                                                       ======           ======           ======           ======
Net income per common and common equivalent share:
    Basic                                              $ 0.15           $ 0.09           $ 0.13           $ 0.22
                                                       ======           ======           ======           ======
    Diluted                                              0.15             0.09             0.13             0.22
                                                       ======           ======           ======           ======


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